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                                                                    EXHIBIT 23.4

                        [CHONG UN & COMPANY LETTERHEAD]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of the Amkor Technology, Inc. Registration Statement on Form S-8 relating to the 1998 Stock Plan, 1998 Employee Stock Purchase Plan, 1998 Director Option Plan and the 1998 Stock Option Plan for French Employees.


/s/ CHONG UN & COMPANY

Seoul, Korea
August 7, 1998